POWER OF ATTORNEY

The undersigned directors and officers of Zurich American Life Insurance Company, an Illinois corporation, hereby constitute and appoint Jeffrey S. Horton, Patrick J. Carty and Richard W. Grilli, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable annuity contracts issued or to be issued through the ZALICO Variable Annuity Separate Account: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and him, her or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant Name	File Nos.
ZALICO Variable Annuity Separate Account	333-22375/811-3199
ZALICO Variable Annuity Separate Account	002-72671/811-3199

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IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

NAME	TITLE	DATE

/s/ David Dietz David Dietz	President, Chief Executive Officer and Director	March 29, 2012

/s/ Simon Lodge Simon Lodge	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 29, 2012

/s/ Barry S. Paul Barry S. Paul	Director and Assistant Treasurer	March 28, 2012

/s/ Richard J. Hauser Richard J. Hauser	Director and Assistant Treasurer	March 28, 2012

/s/ Dawn Cummings-Fritz Dawn Cummings-Fritz	Director and Assistant Vice President	March 28, 2012

/s/ Nicolas A. Burnet Nicolas A Burnet	Director	April 3, 2012

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